AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1998
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              ------------------
                           PULSEPOINT COMMUNICATIONS
            (Exact name of registrant as specified in its charter)



                CALIFORNIA                                  95-3222624
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

         6307 CARPINTERIA AVENUE                              93013
         CARPINTERIA, CALIFORNIA                           (Zip Code)
(Address of principal executive offices)
                              ------------------

             THE PULSEPOINT COMMUNICATIONS 1983 STOCK OPTION PLAN
                           (Full Title of the Plan)

                              ------------------
                                 B. ROBERT SUH
                            CHIEF FINANCIAL OFFICER
                           PULSEPOINT COMMUNICATIONS
                            6307 CARPINTERIA AVENUE
                         CARPINTERIA, CALIFORNIA 93013
                                (805) 566-2000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                              ------------------
                                  Copies to:
                           BRIAN G. CARTWRIGHT, ESQ.
                               LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                (213) 485-1234

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------
       Title of                                   Proposed Maximum          Proposed Maximum        Amount of
      Securities              Amount to be         Offering Price               Aggregate         Registration
   to be Registered            Registered           Per Unit (1)             Offering Price           Fee
--------------------------------------------------------------------------------------------------------------
Common Stock without         750,000 (2)(3)            $3.78                  $2,835,000             $836.33
 par value
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c). Pursuant to Rule 457(c), the Proposed Maximum Offering Price per Share, the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee are based upon the average of the high and low prices for the Company's Common Stock as reported on the Nasdaq National Market on September 21, 1998.

(2) On April 20, 1998, the registrant effected a one-for-four reverse stock split of its Common Stock. All of the share numbers included in this registration statement give effect to such reverse stock split.

(3) Covers 750,000 additional shares available for issuance under the PulsePoint Communications 1983 Stock Option Plan (the "1983 Plan") pursuant to an amendment to the 1983 Plan approved by the shareholders of the registrant on April 10, 1998. The 1983 Plan authorizes the issuance of a maximum of 2,375,000 shares. However, the offer and sale of 1,625,000 of the shares, which have been or may be issued upon exercise of options under the 1983 Plan, have previously been registered pursuant to Form S-8 Registration Statements Nos. 33-35019, 33-42184, 33-84730, 333-09755 and 333-31783.

          This Registration Statement on Form S-8 registers the offer and sale of an additional 750,000 shares of Common Stock of PulsePoint Communications (the "Company") for issuance under the 1983 Plan. The contents of the prior Registration Statements on Form S-8 of the Company relating to the 1983 Plan, File Nos. 33-35019, 33-42184, 33-84730, 333-09755 and 333-31783, are
incorporated herein by reference.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The Company hereby incorporates the following documents in this Registration Statement by reference:

       A. Form 10-K for the fiscal year ended December 31, 1997 filed with the Securities and Exchange Commission (the "Commission") on February 25, 1998;

       B. Form 10-K/A for the fiscal year ended December 31, 1997 filed with the Commission on March 20, 1998;

       C. Proxy Statement filed with the Commission on April 15, 1998;

       D. Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 13, 1998;

       E. Form 10-Q/A for the quarter ended March 31, 1998 filed with the Commission on May 15, 1998;

       F. Form 10-Q/A for the quarter ended March 31, 1998 filed with the Commission on June 16, 1998;

       G. Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 14, 1998; and

       H. Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed with the Commission on January 19, 1990 (File No. 33-33066).

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

*5          Opinion of Latham & Watkins

*23.1       Consent of Ernst & Young LLP

*23.2       Consent of Latham & Watkins (included in Exhibit 5 hereto)

*24         Power of Attorney (included on signature page hereof)

_______________________
 * Filed herewith

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, on this 24th day of September, 1998.

                                          PULSEPOINT COMMUNICATIONS


                                          By: /s/ B. ROBERT SUH
                                              -----------------
                                          B. Robert Suh
                                          Vice President Finance and
                                          Chief Financial Officer

                               POWER OF ATTORNEY

          Each person whose signature appears below hereby authorizes Mark C. Ozur and B. Robert Suh, or either of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity as stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                            TITLE                          DATE
          ---------                            -----                          ----
/s/ MARK C. OZUR                President, Chief Executive Officer      September 24, 1998
----------------------------    and Director (Principal Executive
Mark C. Ozur                    Officer)

/s/ B. ROBERT SUH               Vice President Finance, Chief           September 24, 1998
----------------------------    Financial Officer (Principal
B. Robert Suh                   Financial Officer)

/s/ JOHN D. BELETIC             Director                                September 24, 1998
----------------------------
John D. Beletic

/s/ BANDEL L. CARANO            Director                                September 24, 1998
----------------------------
Bandel L. Carano

/s/ SCOT B. JARVIS              Director                                September 24, 1998
----------------------------
Scot B. Jarvis

/s/ CAMERON D. MYHRVOLD         Director                                September 24, 1998
----------------------------
Cameron D. Myhrvold

/s/ FREDERICK J. WARREN         Director                                September 24, 1998
----------------------------
Frederick J. Warren

                               INDEX TO EXHIBITS

EXHIBIT                                                                          PAGE
-------                                                                          ----
*5          Opinion of Latham & Watkins                                            6

*23.1       Consent of Ernst & Young LLP                                           7

*23.2       Consent of Latham & Watkins (included in Exhibit 5 hereto)             6

*24         Power of Attorney (included on signature page hereof)                  4

_______________________
 * Filed herewith